AFC Gamma to Separate Commercial Real Estate Lending Business
into Independent Public Company

•Post Separation, AFC Gamma to Remain Solely Focused on Lending in Cannabis Industry
•Expects to Complete Separation Mid-2024
•Company to Host Conference Call at 5:00 p.m. ET Today

WEST PALM BEACH, Fla., February 22, 2024– AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma”) today announced that its Board of Directors has unanimously approved a plan to spin-off its commercial real estate (“CRE”) portfolio into an independent, publicly traded company that intends to elect REIT status, Sunrise Realty Trust, Inc. (“SUNS”). The spin-off will result in two pure-play debt capital providers – one focused solely on the cannabis industry and a second on CRE in the southern United States. AFC Gamma believes that the separation will allow both companies to focus on their respective portfolios, articulate their own clear investment thesis, and have the flexibility to tailor their business strategies to best capture market opportunities within their specialization. The separation is expected to be completed in mid-2024.

Post separation, based on current portfolio information, it is expected that the two companies will be comprised of the following, with additional potential investments prior to separation:

AFC Gamma: •Portfolio: 12 funded cannabis loans •YTM: 21%(1) •Assets: ~$330 million(2)	SUNS: •Portfolio: 2 funded CRE loans •YTM: 16%(1) •Assets: ~$115 million(2)
“AFC Gamma’s Board and management team continuously evaluate strategic options to best position the company to drive value for shareholders. AFC Gamma has solidified its position as a leading institutional lender to state-licensed cannabis operators, and we believe now is the right time to spin off our traditional commercial real estate operations into a standalone public company,” said Daniel Neville, AFC Gamma’s Chief Executive Officer. “As separate companies, we believe each business will be better positioned to pursue tailored growth strategies. Furthermore, each company will benefit from separate cost of capital and will be able to attract an investor base ideally suited for the growth opportunities of its industry.”

“Separating Sunrise Realty Trust, our commercial real estate portfolio, from AFC Gamma sharpens both companies’ focus on each of their strategic priorities and enhances their respective financial flexibility,” said Leonard M. Tannenbaum, AFC Gamma’s Executive Chairman. “This transaction also gives AFC Gamma shareholders ownership of a separate company structured with the resources and flexibility to maximize value.”

Separation of Sunrise Realty Trust, Inc. (SUNS)
SUNS will focus on originating CRE debt investments and providing capital to high-quality borrowers and sponsors with transitional business plans in the Southern U.S., collateralized by CRE assets with opportunities for near-term value creation, as well as recapitalization opportunities. SUNS’ target investment mix will likely include high quality residential for rent and for-sale condominiums, industrial, office, retail, hospitality, mixed-use and specialty-use real estate. SUNS intends to create a diversified investment portfolio, targeting investments in senior mortgage loans, mezzanine loans, whole loans, B-notes and debt-like preferred equity securities across CRE asset classes.

As two separate companies, AFC Gamma and SUNS each plan to have some overlapping corporate management but will have distinct investment teams and boards of directors comprised primarily of independent directors. Upon completion of the spin-off, Brian Sedrish, current Chief Executive Officer of Southern Realty Trust Inc., is expected to lead SUNS as CEO. Following close, AFC Gamma and SUNS will have different external managers.

Mr. Sedrish stated, “We believe that CRE debt markets today present a significant opportunity to capitalize on market dislocations precipitated by the rise in interest rates, declining liquidity and a retrenchment of banks from CRE lending. With an experienced management team that has a proven track record in CRE credit and structured finance, we aim to successfully execute our business strategy and generate compelling risk-adjusted returns and long-term value for our shareholders.”

Details of the Separation
The separation of the CRE portfolio and the resulting spin-off will be completed in two steps. First, AFC Gamma will contribute, and SUNS will accept and assume, all the assets, liabilities and business related to AFC Gamma’s commercial real estate lending business, as currently conducted by SUNS, including the operations, properties, services and activities of such business. Then, a pro-rata distribution of SUNS’ common stock to AFC Gamma’s shareholders will occur (the "distribution"). Upon completion of the transaction, SUNS’ common stock is expected to be listed on the NASDAQ under the symbol “SUNS.”

In addition, the company anticipates that AFC Gamma shareholders as of the record date for the distribution will receive a special cash dividend of $0.15 cents per common share.
SUNS plans to file a registration statement on Form 10 today, February 22, 2024 with the Securities and Exchange Commission (“SEC”) with respect to the shares of SUNS common stock being distributed. Work to effect the separation and distribution is underway and further details will be disclosed during the next several months.

AFC Gamma shareholder approval is not required to approve the distribution and effect the spin-off transaction, and shareholders are not required to take any action to receive shares of SUNS common stock. The planned separation and distribution is subject to final approval by AFC Gamma’s Board of Directors, the Form 10 registration statement being declared effective by the SEC and satisfaction of other conditions, as set forth in the separation and distribution agreement.

Advisors
O'Melveny & Myers LLP is serving as legal counsel to AFC Gamma and SUNS in connection with the spin-off.

Conference Call and Webcast
AFC Gamma will host a conference call today at 5:00 p.m. Eastern Time to discuss this announcement. All interested parties are welcome to participate. A presentation and the call will be available through a live audio webcast at the Investor Relations section of AFC Gamma’s website at www.afcgamma.com.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

About Brian Sedrish
Mr. Sedrish has over 20 years of leadership experience within real estate private equity, focusing on institutional commercial real estate opportunities. He was formerly a Managing Director and Portfolio Manager at Related Fund Management (“RFM”) and the Head of Commercial Real Estate Acquisitions Special Situations for Deutsche Bank. Mr. Sedrish has held roles at Fortress Investment Group, Goldman Sachs and Lazard Freres. He received an MBA from the Kellogg School of Management at Northwestern, a Masters in Public Administration from Harvard University and a B.A. in Economics from the University of Michigan.

About AFC Gamma, Inc.
AFC Gamma, Inc. (NASDAQ:AFCG) is a publicly-traded, institutional lender that originates, structures and underwrites loans secured by commercial real estate and other types of financing solutions. AFC Gamma targets direct lending and bridge loan opportunities typically ranging from $5 million to $100 million across multiple real estate sectors, with a specialization in lending to state-law compliant cannabis operators. It is based in West Palm Beach, Florida.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for cannabis cultivation and processing facilities; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. Additionally, these forward-looking statements are based upon current estimates and assumptions and include statements regarding AFC Gamma’s plans to spin-off all of the outstanding shares of SUNS to AFC Gamma’s shareholders, the spin-off enabling each company’s management to more effectively pursue its own distinct investment priorities and strategies, the spin-off permitting AFC Gamma to allocate its financial resources to meet the unique needs of its business, which will allow it to specialize on its distinct strategic priorities and to more effectively pursue its distinct capital allocation and portfolio management strategies, the spin-off allowing each company to more effectively articulate a clear investment thesis to attract a long-term investor base suited to their business and providing investors with a distinct and targeted investment opportunity and the spin-off enhancing access to financing to support the SUNS business, which will no longer be subject to the current regulatory environment with respect to lending to cannabis industry operators. While AFC Gamma believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-

looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Readers should carefully review AFC Gamma’s financial statements and the notes thereto, as well as the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of AFC Gamma’s Annual Report on Form 10-K for the year ended December 31, 2022 and of AFC Gamma’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and the other documents AFC Gamma files from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

(1) Estimated YTM calculations require management to make estimates and assumptions, including, but not limited to, the timing and amounts of loan draws on delayed draw loans, the timing collectability of exit fees, the probability and timing of prepayments and the probability of contingent features occurring. For example, our credit agreements with certain borrowers contain provisions pursuant to which certain PIK interest rates and fees earned by us under such credit agreements will decrease upon the satisfaction of certain specified criteria, which we believe may improve the risk profile of the applicable borrower. To be conservative, we have not assumed any prepayment penalties or early payoffs in our estimated YTM calculation. Estimated YTM is based on current management estimates and assumptions, which may change. Actual results could differ from those estimates and assumptions.
(2) Based on September 30, 2023 balance sheet, numbers are approximate as if AFC Gamma and Sunrise Realty Trust were separated today.

INVESTOR CONTACT:

Robyn Tannenbaum
561-510-2293
ir@afcgamma.com
www.afcgamma.com

MEDIA CONTACT:

Collected Strategies
Jim Golden / Jack Kelleher / Taylor Koedding
afcg-cs@collectedstrategies.com